Exhibit 10.2

LOAN AGREEMENT

THIS AGREEMENT made the 10th day of April, 2007

BETWEEN:

JAMES ASKEW, of 3223 Robinhood, Houston, Texas, 77005; and

(the "Lender")

OF THE FIRST PART

AND:

GULF UNITED ENERGY, INC., a company incorporated
pursuant to the laws of Nevada with an office at 5858 Westheimer
Street, Suite 850, Houston, Texas, 77057

("Gulf United")

OF THE SECOND PART

WHEREAS the Lender has advanced, on Gulf United’s behalf, a total of US$1,388,985 (the “Loan”) to Cia. Mexicana de Gas Natural, S.A. de C.V. in connection with a letter of intent dated March 22, 2006, as amended (the “Letter of Intent”) and for operating costs;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Lender has advanced the Loan to Gulf United, or on its behalf. The Loan shall also include any additional funds that the Lender shall advance to Gulf United, or on its behalf, in the future, subject to Gulf United’s consent.

2. The Loan shall bear simple interest at a rate of 10% per annum, calculated in arrears on a monthly basis commencing on the date that each tranche of the Loan is advanced to Gulf United and continuing until the entire Loan amount is paid in full. The Loan shall be secured by Gulf United’s equity interest in the Project Companies, as defined in the Letter of Intent.

3. The Loan, as well as all accrued interest, shall be due and payable from Gulf United to the Lender on July 1, 2007. Gulf United shall not be penalized for early repayment.

4.    This Agreement shall replace all previously executed agreements respecting the Loan.

5.    All funds and dollar amounts referred to in this Agreement are in the lawful currency of the United States of America.

6.    This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Texas.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

GULF UNITED ENERGY, INC.

PER:
JAMES ASKEW	D. W. WILSON
James Askew	Authorized Signatory